OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT FOR

AND
NOTICE OF
2004 ANNUAL STOCKHOLDERS MEETING

Annual Meeting:	May 19, 2004 9:30 a.m. local time

Location:	Rent-A-Center, Inc. 5700 Tennyson Parkway Fourth Floor Plano, Texas 75024

Record Date:	Close of business on March 25, 2004 If you were a stockholder of record at the close of business on March 25, 2004, you may vote at the meeting.

Number of Votes:	Holders of our Common Stock are entitled to one vote for each share of Common Stock they owned on March 25, 2004. The holders of our Preferred Stock were entitled to convert their two shares of Preferred Stock into 180 shares of our Common Stock on March 25, 2004, and thus are entitled to 180 votes.

Agenda:	1.	To elect three directors, each of whom is to be elected by the stockholders of record as of March 25, 2004;

	2.	To approve an amendment to our Certificate of Incorporation to increase the number of shares of our Common Stock authorized to be issued from 125,000,000 to 250,000,000; and

	3.	To transact any other proper business.

Proxies:	Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” the Board’s nominees and “FOR” the proposed amendment to our Certificate of Incorporation. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The Board of Directors

First Mailing Date:	This proxy statement is dated April 12, 2004. We are first mailing this proxy statement on or about April 22, 2004.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on page 23 under “Voting Procedures/ Revoking Your Proxy — How You May Revoke Your Proxy.”

PLEASE VOTE BY RETURNING YOUR PROXY — YOUR VOTE IS IMPORTANT

Prompt return of your proxy will help reduce the costs of resolicitation.

i

PROPOSAL ONE:

ELECTION OF DIRECTORS

Board Structure:	The number of directors currently constituting our entire Board is seven. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

Under the terms of the stockholders agreement between Apollo, Mr. Speese and us, Apollo is now entitled to designate two persons for nomination as directors. Apollo was previously entitled to designate three persons for nomination, under that agreement. Mr. Copses has been designated by Apollo to serve as a Class I director, Mr. Berg serves as a Class II director previously designated by Apollo and Mr. Jhawar serves as a Class III director previously designated by Apollo.

Number of Directors to be Elected:	Three directors are to be elected, each of whom is to be elected by all of our stockholders.

BOARD NOMINEES	Our Board has nominated Mitchell E. Fadel, Peter P. Copses and Mary Elizabeth Burton to be re-elected by all of the stockholders. We urge you to vote for Messrs. Fadel and Copses and Ms. Burton.

Terms to Expire at the 2007 Annual Meeting:	Mitchell E. Fadel	Mr. Fadel has served as our President since July 2000, as our Chief Operating Officer since December 2002 and as a director since December 2000. From November 1992 until July 2000, Mr. Fadel served as President and Chief Executive Officer of our subsidiary ColorTyme. We acquired ColorTyme in May 1996. Mr. Fadel’s term as a Class I director expires at this year’s annual stockholders meeting. Mr. Fadel is 46 years old.

	Peter P. Copses	Mr. Copses has served as one of our directors since August 1998. Mr. Copses is a Senior Partner of Apollo Management, L.P., where he has worked since 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert, and subsequently at Donaldson, Lufkin, & Jenrette Securities, primarily concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses is also a director of Compass Minerals International, Inc., a producer and distributor of inorganic materials, and Zale Corporation, an operator of specialty retail jewelry stores. Mr. Copses currently serves as one of two directors who were previously elected by the holders of our Preferred Stock. Mr. Copses’ term as a Class I director expires at this year’s annual stockholders meeting. Mr. Copses is 45 years old.

Mary Elizabeth Burton	Ms. Burton has served as a director since May 2002. Since July 1992, Ms. Burton has also served as the Chairman and Chief Executive Officer of BB Capital, Inc., a retail advisory services firm, which she owns. From June 1998 until April 1999, Ms. Burton served as the Chief Executive Officer of The Cosmetic Center, Inc. During her twenty-five year career, Ms. Burton has also served as the Chief Executive Officer of Supercuts, Inc. and PIP Printing, Inc., as well as serving in various other senior executive level capacities in the retail industry. Ms. Burton also currently serves on the Board of Directors of Zale Corporation, an operator of specialty retail jewelry stores, Staples, Inc., an operator of office supply stores, The Sports Authority, Inc., an operator of sporting goods and apparel stores, and Aeropostale, Inc., an operator of casual apparel stores. Ms. Burton’s term as a Class I director expires at this year’s annual stockholders meeting. Ms. Burton is 52 years old.

WE RECOMMEND THAT YOU VOTE “FOR” EACH OF THE BOARD NOMINEES

CONTINUING DIRECTORS

Terms to Expire at the 2005 Annual Meeting:	Mark E. Speese	Mr. Speese has served as our Chairman of the Board and Chief Executive Officer since October 2001 and has served as one of our directors since 1990. Mr. Speese previously served as our Vice Chairman from September 1999 until December 2000. From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until March 1999. Mr. Speese’s term as a Class II director expires at our 2005 annual stockholders meeting. Mr. Speese is 46 years old.

	Laurence M. Berg	Mr. Berg has served as one of our directors since August 1998. Mr. Berg is a Senior Partner of Apollo Management, L.P., where he has worked since 1992. Prior to joining Apollo, Mr. Berg was a member of the Mergers and Acquisition Group at Drexel Burnham Lambert. Mr. Berg is also a director of AMC Entertainment, Inc., an operator of movie theaters, Hayes Lemmerz International, Inc., a manufacturer of automobile wheels, and Sylvan Learning Systems, a provider of personalized instruction services. Mr. Berg currently serves as one of two directors who were previously elected by the holders of our Preferred Stock. Mr. Berg’s term as a Class II director expires at our 2005 annual stockholders meeting. Mr. Berg is 37 years old.

Terms to Expire at the 2006 Annual Meeting:	J.V. Lentell	Mr. Lentell has served as one of our directors since February 1995. Mr. Lentell was employed by Kansas State Bank & Trust Co., in Wichita, Kansas from 1966 until July 1993, serving as Chairman of the Board from 1981 until July 1993. Since July 1993, he has served as a director and Vice Chairman of the Board of Directors of Intrust Bank, N.A., successor by merger to Kansas State Bank & Trust Co. Mr. Lentell’s term as a Class III director expires at our 2006 annual stockholders meeting. Mr. Lentell is 65 years old.

	Andrew S. Jhawar	Mr. Jhawar has served as one of our directors since October 2001. Mr. Jhawar is a Partner of Apollo Management, L.P., where he has worked since February 2000. Prior to joining Apollo, Mr. Jhawar was an investment banker at Donaldson, Lufkin, & Jenrette Securities from August 1999 until January 2000 and, from July 1993 until December 1997, at Jefferies & Company, Inc., primarily concentrating on the structuring and execution of high yield and equity financing transactions. From January 1998 until June 1999, Mr. Jhawar attended Harvard Business School where he received his MBA degree. Mr. Jhawar’s term as a Class III director expires at our 2006 annual stockholders meeting. Mr. Jhawar is 32 years old.

BOARD INFORMATION

Board Meetings:	During 2003, our Board of Directors met twelve times, including regularly scheduled and special meetings. Each director attended all meetings of the Board during his or her service as a director, except that Mr. Jhawar was unable to attend one meeting after receiving or waiving proper notice, and Mr. Berg was unable to attend three meetings after receiving or waiving proper notice. All of our directors attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committees on which they serve, except Mr. Berg. The Board also took action by unanimous written consent four times during 2003.

Independent Directors:	The Board has determined that the following directors are “independent” as defined under Nasdaq rules: Peter P. Copses, Mary Elizabeth Burton, Laurence M. Berg, J.V. Lentell and Andrew S. Jhawar.

Board Committees:	The standing committees of the Board during 2003 include the Audit Committee, the Compensation Committee and the Finance Committee. In March 2004, the Board established a Nominating Committee. Each of the Audit, Compensation and Nominating Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

Under our stockholders agreement, each committee of our Board must consist of three directors, one of whom must be a director designated for nomination by Apollo. Under our Certificate of Incorporation, so long as our Series C Preferred Stock is outstanding, one member of each of the Audit Committee, the Compensation Committee, the Finance Committee and the Executive Committee, if one is created, must be a director who was designated for nomination by Apollo.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the financial reports and other financial information provided by us to any governmental body or the public, including our quarterly and annual financial statements, (2) our systems of controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, (3) our independent auditor’s qualifications and independence, (4) the performance of our internal audit function and our independent auditors, and (5) the efficacy and efficiency of our auditing, accounting and financial reporting processes generally. The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of our independent auditors, and reviews our internal audit department’s reports, responsibilities, budget and staffing. The Audit Committee also pre-approves all audit and non-audit services provided by our independent auditors and oversees compliance with our Code of Ethics. In connection with the rules adopted by the SEC and Nasdaq, the Board adopted a revised charter for the Audit Committee in May 2003, which is attached to this Proxy Statement as Appendix “A.” A copy of the Audit Committee Charter is also available on our website at www.rentacenter.com. The Audit Committee reviews, updates and assesses the adequacy of the Audit Committee Charter on an annual basis.

The Board has determined that each of Messrs. Copses and Lentell and Ms. Burton is “independent” as defined by SEC and Nasdaq rules. In addition, the Board has determined that each of them is an “audit committee financial expert” as defined by SEC rules and meets the financial sophistication requirements of Nasdaq. The Audit Committee held eleven meetings in 2003. Members: Mr. Copses, Chairman, Mr. Lentell and Ms. Burton.

The Compensation Committee discharges the Board’s responsibilities with respect to all forms of compensation of our Chief Executive Officer and other senior executives, administers our equity incentive plans, and produces the annual report on executive compensation set forth later in this proxy statement. The Compensation Committee held one regular meeting in 2003 and acted by unanimous written consent five times during 2003. All members of the Compensation Committee are non-employee directors and are “independent” under Nasdaq rules. The Board has adopted a charter for the Compensation Committee, which can be found at www.rentacenter.com. Members: Mr. Lentell, Chairman, and Messrs. Berg and Copses.

The Finance Committee. Under our Certificate of Incorporation, the Finance Committee must approve the issuance of our debt and equity securities, except in limited circumstances. In certain cases the approval of the Finance Committee must be unanimous. The Finance Committee met six times during 2003. Members: Messrs. Speese, Lentell and Copses.

The Nominating Committee was formed by our Board in March 2004. Under our Bylaws, only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as, and to serve as, members of our Board. Under our Bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders (a) by or at the direction of our Board or (b) by any stockholder, provided they comply with the provisions of Article I, Section 9 of our Bylaws. The Board has delegated the screening and recruitment process of proposed nominees to the Nominating Committee. The Nominating Committee selects individuals it believes are qualified to be members of the Board, and recommends those individuals to the Board for nomination for election or re-election as directors.

The Nominating Committee believes that the minimum requirements for a person to be qualified to be a member of the Board of Directors are that a person must be committed to equal opportunity employment, and must not be a director, consultant, employee of or to any competitor of ours (i.e., a company in the rent-to-own business). The Nominating Committee also believes that members of the Board should possess character, judgment, skills (such as an understanding of the retail and rent-to-own industries, business management, finance, accounting, marketing, operations and strategic planning), diversity, and experiences with businesses and other organizations of a comparable size and industry. The Nominating Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by a stockholder.

The Nominating Committee will consider candidates for nomination proposed by stockholders, so long as the stockholder provides notice and information on the proposed nominee to the Nominating Committee through the Secretary in accordance with the provisions of Article I, Section 9 of our Bylaws relating to direct stockholder nominations. For the Nominating Committee to consider candidates recommended by stockholders, Section I, Article 9 of our Bylaws requires that the stockholder provide notice to our Secretary (a) not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of shares of our voting stock which are beneficially owned by such stockholder.

The Board has determined that each member of the Nominating Committee is “independent” as defined by Nasdaq listing standards. The Nominating Committee was formed in March 2004 and thus did not meet in 2003. The Board has adopted a written charter for the Nominating Committee, which is available on our website at www.rentacenter.com. Members: Ms. Burton, Chairperson, Mr. Copses and Mr. Lentell.

BOARD COMPENSATION

Retainer and Fees:	In 2003, non-employee directors each received an annual retainer of $30,000, payable in four equal installments on the first day of each fiscal quarter. Additionally, non-employee directors each received $2,000 for each Board meeting and $1,000 for each Committee meeting attended in person and were reimbursed for their expenses in attending such meetings. Non-employee directors also each received $500 for each telephonic Board or committee meeting attended. Messrs. Speese and Fadel did not receive any compensation for their services as a director during 2003.

Option Grants:	Non-employee directors receive options to purchase 9,000 shares of our Common Stock on the first business day of the first full fiscal year of service as a director and options to purchase 5,000 shares of our Common Stock on the first business day of each year thereafter. The exercise price of the options is the fair market value of shares of our Common Stock on the grant date. These options vest and are exercisable immediately. Messrs. Speese and Fadel were not granted any options for their services as a director during 2003.

CORPORATE GOVERNANCE

Board Code of Ethics:	Our Board has adopted a Code of Business Conduct and Ethics applicable to all of the members of the Board. The Board Code of Ethics provides guidance to our directors to help them recognize and deal with ethical issues and provides a mechanism to report unethical conduct. The Board Code of Business Conduct and Ethics is available on our website at www.rentacenter.com.

Stockholder Communications with the Board:	Our Board has established a process by which stockholders may communicate with our Board of Directors. Stockholders may contact the Board or any committee of the Board by any one of the following methods:
	By telephone:	By mail:	By e-mail:
	1-800-275-2696 Ext. 1140	Rent-A-Center, Inc. Attn: Compliance Officer 5700 Tennyson Parkway Third Floor Plano, Texas 75024	complianceofficer@racenter.com

All such communications submitted under this process will be compiled by our Compliance Officer and submitted to the Board or the requisite Board committee on a periodic basis. Complaints or concerns relating to our accounting, internal controls or auditing matters will be referred to the Audit Committee under the procedures adopted by the Audit Committee.

Procedures for Reporting Accounting Concerns:	The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. These procedures are posted at www.rentacenter.com.

Policy of Director Attendance at the Annual Meeting of Stockholders:	Our Board has adopted a policy stating that each member of the Board should attend our annual meeting of stockholders. All of our directors attended the 2003 Annual Meeting of Stockholders.

PROPOSAL TWO:

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

General:	Currently, our Certificate of Incorporation authorizes the issuance of 125,000,000 shares of Common Stock. In March 2004, our Board adopted a proposal to amend our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 125,000,000 shares to 250,000,000 shares, subject to stockholder approval of the amendment. Our Board has declared the proposed amendment to be advisable and in the best interests of Rent-A-Center and the stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the annual meeting. We urge you to vote “FOR” the approval of the amendment to our Certificate of Incorporation.

Proposed Amendment:	On March 25, 2004, of the 125,000,000 authorized shares of Common Stock, a total of approximately 80,266,389 shares were outstanding and 21,292,591 shares were held as treasury stock. Additionally, approximately 11,051,152 shares were reserved for potential issuance in connection with our obligations to issue stock in connection with our Long-Term Incentive Plan and other outstanding options and in connection with the conversion of outstanding shares of Preferred Stock. Based upon these issued and reserved shares of Common Stock, we had approximately 12,389,868 shares remaining available for other purposes. We propose to amend our Certificate of Incorporation so that the first paragraph of the Fourth Article of our Certificate of Incorporation reads in its entirety as follows:

“FOURTH: The aggregate number of shares of capital stock which the corporation shall have authority to issue is 250,000,000 shares of common stock, having a par value of $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, having a par value of $0.01 per share (the “Preferred Stock”).”

Purpose and Effect of Proposed Amendment:	We believe that the availability of authorized but unissued shares will provide us with the flexibility to issue our Common Stock for a variety of corporate purposes, including but not limited to, acquisitions, declaring future stock splits and raising equity capital. We believe that we will benefit by having the additional shares available for such purposes without delay. We have no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

If the proposed amendment is approved by the stockholders, the additional shares generally will be available for issuance from time to time by the Board without further action by the stockholders. Stockholder approval of these issuances may be required by applicable law, regulatory agencies or our Series C Preferred Stock, but in most instances the Board will have the authority to issue or reserve for issuance additional shares of Common Stock without the approval of the stockholders.

In addition, our stockholders do not have preemptive rights with respect to our Common Stock. Thus, should the Board elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase the shares. If the Board elects to issue additional shares of our Common Stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and interest of current stockholders.

The proposal could have an anti-takeover effect, although that is not our intention. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of our Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost of the takeover. The availability of this defensive strategy could discourage unsolicited takeover attempts, which would limit the opportunity for stockholders to realize a higher price for their shares than is generally available in the public markets. We are not aware of any attempt, or contemplated attempt, to acquire control of Rent-A-Center, and this proposal is not being presented with the intent that it be used as a type of anti-takeover device.

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. However, even if the stockholders approve the proposed amendment to our Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of shares of Common Stock authorized for issuance would remain at 125,000,000 shares.

WE RECOMMEND THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

EXECUTIVE OFFICERS

The Board appoints our executive officers at the first Board meeting following our annual stockholders meeting and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are elected and appointed or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position

Mark E. Speese	46	Chairman of the Board of Directors and Chief Executive Officer

Mitchell E. Fadel	46	President and Chief Operating Officer

Dana F. Goble	38	Executive Vice President — Operations

Anthony M. Doll	35	Executive Vice President — Operations

Robert D. Davis	32	Senior Vice President — Finance, Chief Financial Officer and Treasurer

Christopher A. Korst	44	Senior Vice President — General Counsel

Steven M. Arendt	47	President and Chief Executive Officer of ColorTyme, Inc.

Mark E. Speese	Mr. Speese has served as the Chairman of our Board and Chief Executive Officer since October 2001 and has served as one of our directors since 1990. Mr. Speese previously served as our Vice Chairman from September 1999 until December 2000. From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until March 1999.

Mitchell E. Fadel	Mr. Fadel has served as our President since July 2000, as our Chief Operating Officer since December 2002 and as a director since December 2000. From November 1992 until July 2000, Mr. Fadel served as President and Chief Executive Officer of ColorTyme. We acquired ColorTyme in May 1996.

Dana F. Goble	Mr. Goble has served as Executive Vice President — Operations since July 2001 and as an Executive Vice President since March 1999. From March 2000 until July 2001, Mr. Goble also served as our Chief Operating Officer and from December 1996 until March 1999, Mr. Goble served as one of our Senior Vice Presidents.

Anthony M. Doll	Mr. Doll has served as Executive Vice President — Operations since May 2003. From September 1998 to April 2003, Mr. Doll has served as one of our Senior Vice Presidents. From September 1996 until September 1998, Mr. Doll served as one of our Regional Vice Presidents.

Robert D. Davis	Mr. Davis has served as our Senior Vice President — Finance since September 1999, as our Chief Financial Officer since March 1999 and as our Treasurer since January 1997. From September 1998 until September 1999, Mr. Davis served as our Vice President — Finance and Treasurer. From June 1997 until September 1998, Mr. Davis served as our Treasurer. Mr. Davis is a licensed certified public accountant in the State of Texas.

Christopher A. Korst	Mr. Korst has served as our Senior Vice President — General Counsel since May 2001. From January 2000 until May 2001, Mr. Korst owned and operated AdvantEdge Quality Cars, which he acquired in a management buyout. From December 1997 until October 1999, Mr. Korst served as Chief Operating Officer of AdvantEdge Quality Cars.

Steven M. Arendt	Mr. Arendt has served as President and Chief Executive Officer of ColorTyme since July 2000. From January 1999 until July 2000, Mr. Arendt served as Chief Operating Officer of ColorTyme. From January 1997 until December 1998, Mr. Arendt served as Vice President of Operations for Cash America, a pawn-shop chain based in Fort Worth, Texas.

Code of Ethics:	Our Board has adopted a Code of Business Conduct and Ethics governing all of our employees, including our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and controller. A copy of our Code of Business Conduct and Ethics is published on our website at www.rentacenter.com. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics on our website.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee:	The Compensation Committee reviews and approves the compensation levels for our senior executives, evaluates the performance of our senior executives, administers our equity incentive plans and considers any related matters for us.

Overall Philosophy and Objectives:	We have developed a compensation program for our senior executives designed to meet the following goals:
• Reward performance that increases the value of your stock;
• Attract, retain and motivate senior executives with competitive compensation opportunities;
• Build and encourage ownership of our shares;
• Balance short-term and long-term strategic goals; and
• Address the concerns of our stockholders, employees, the financial community and the general public.

To meet these objectives, we review competitive compensation data and adjust the base salary and annual and long-term incentive programs as discussed below.

Executive Compensation:	Our performance is a key consideration in determining senior executive compensation. However, our compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and our long-term strategic direction and goals, it may not necessarily be the best current measure of senior executive performance. Therefore, our compensation policy also gives consideration to the achievement of specified business objectives when determining senior executive compensation. The Compensation Committee, in certain cases, offers employees and senior executives equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill stockholder considerations and values in the actions of all our employees and executive officers. The available forms of senior executive compensation include base salary, cash bonus awards and incentive stock options, restricted stock awards and stock appreciation rights.

Compensation paid to senior executives is based upon a company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards in fiscal year 2003 were used to reward certain senior executives and to retain them through the potential of capital gains and equity buildup in Rent-A-Center. The number of stock options granted is determined by the subjective evaluation of the senior executive’s ability to influence our long-term growth and profitability. Stock options granted to our senior executives have been granted only pursuant to our Long-Term Incentive Plan. The Compensation Committee believes the award of options represents an effective incentive to create value for our stockholders.

CEO Compensation:	The Compensation Committee established a base salary for Mr. Speese of $600,000 for 2003. The Compensation Committee also awarded Mr. Speese a bonus of $220,000 for services rendered in 2003. For the 2004 fiscal year, the Compensation Committee established a base salary for Mr. Speese of $650,000. The Compensation Committee deemed the 2003 bonus and the salary level for 2004 to be commensurate with the Chief Executive Officer’s position at comparable publicly owned companies and in recognition of the increased responsibilities associated with our growth. In determining Mr. Speese’s salary and bonus, the Compensation Committee considered Mr. Speese’s industry experience, past performance and other subjective factors.

The Compensation Committee believes that the Chief Executive Officer’s 2003 and 2004 compensation levels were and are justified by Rent-A-Center’s financial progress and performance.

COMPENSATION COMMITTEE
J. V. Lentell, Chairman
Laurence M. Berg
Peter P. Copses

PERFORMANCE GRAPH(1)

Comparison of Cumulative Total Return Among

Rent-A-Center, NASDAQ Stock Market — Market Index and Rent-A-Center’s “Peer Group”(2)

(1)	Assumes $100 invested on January 1, 1999 and dividends reinvested, if any. Historical performance does not necessarily predict future results.

(2)	Because of the consolidation in the rent-to-own industry, our peer group has changed since December 31, 1998. Our peer group for the 2003 fiscal year consisted of Aaron Rents, Inc., Bestway, Inc., Rent-Way, Inc. and Rainbow Rentals, Inc.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation:	The following table summarizes the compensation we paid our Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers at the end of 2003, based on compensation earned by them in 2003. Also included are two additional individuals who would have been among our four other most highly compensated executive officers but for the fact that they were not serving as an executive officer at the end of 2003. All securities underlying options reflect the 5-for-2 split of our Common Stock in August 2003.

					Long-Term
					Compensation
		Annual
		Compensation(1)			Securities
Name &					Underlying		All Other
Principal Position		Salary($)		Bonus($)	Options(#)		Compensation($)

Mark E. Speese	2003	$600,000		$220,000	—		—
Chairman of the Board &	2002	$550,000		$220,000	—		—
Chief Executive Officer	2001	$126,900	(2)	—	522,500	(3)	—

Mitchell E. Fadel	2003	$450,000		$120,000	—		—
President	2002	$400,000		$110,000	—		—
& Chief Operating Officer	2001	$400,000		$15,700	250,000	(4)	—

Dana F. Goble	2003	$265,000		$80,000	—		—
Executive Vice President	2002	$250,000		$92,000	—		—
— Operations	2001	$250,000		$15,700	62,500	(5)	—

Robert D. Davis	2003	$240,000		$54,000	—		$34,345 (6)
Senior Vice President —	2002	$180,000		$53,100	—		—
Finance, Treasurer and	2001	$170,000		$16,200	100,000	(7)	—
Chief Financial Officer

Christopher A. Korst	2003	$240,000		$46,800	—		—
Senior Vice President	2002	$240,000		$38,100	—		—
— General Counsel	2001	$138,500		$4,600	125,000	(8)	—

Anthony M. Doll	2003	$205,962		$80,000	25,000	(9)	—
Executive Vice President	2002	$160,000		$100,000	—		—
— Operations	2001	$150,000		$32,700	25,000	(10)	—

Richard Lillard	2003	$160,000		$88,001	—		—
Senior Vice President	2002	$160,000		$95,000	—		—
	2001	$134,346		$35,320	37,500	(11)	—

(1)	Other than Mr. Davis, the named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate cost of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer.

(2)	On October 8, 2001, Mr. Speese was appointed as our Chairman of the Board and Chief Executive Officer. Salary amount represents salary paid to Mr. Speese from October 8, 2001 through December 31, 2001.

(3)	In January 2001, Mr. Speese, while serving as a non-employee director, was granted 22,500 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vested immediately and expire ten years from the date of grant. In addition, in November 2001, while serving as our Chairman and Chief Executive Officer, Mr. Speese was granted 500,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. These options vest as follows: 12.5% one year from the date of grant, an additional 12.5% two years from the date of grant, an additional 37.5% three years from the date of grant and the remaining 37.5% four years from the date of grant.

(4)	In November 2001, Mr. Fadel was granted 250,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

(5)	In November 2001, Mr. Goble was granted 62,500 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

(6)	Amount represents tuition paid by us for an Executive Masters of Business Administration (EMBA) program attended by Mr. Davis.

(7)	In November 2001, Mr. Davis was granted 100,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

(8)	In July 2001, Mr. Korst was granted 125,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. Of the 125,000 options, 50,000 vest over a period of four years, in the amounts of 12,500 on July 12, 2002, 12,500 on July 12, 2003, 12,500 on July 12, 2004 and 12,500 on July 12, 2005. The remaining 75,000 options vest gradually upon the passage of legislation in certain states in which we do business, and all of the options immediately vest upon the enactment of United States federal legislation governing the rent-to-own industry that is favorable to us. The options expire ten years from the date of the grant.

(9)	In July 2003, Mr. Doll was granted 25,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

(10)	In November 2001, Mr. Doll was granted 25,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

(11)	In July of 2001, Mr. Lillard was granted 12,500 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. These options vest over four years and expire ten years from the date of grant. In November 2001, Mr. Lillard was granted 25,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

Stock Options Granted in 2003:	The following table lists our grants during 2003 of stock options to the executive officers named in the Summary Compensation Table. The amount shown as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the SEC. In assessing those values, please note that the ultimate value of the options, as well as the shares, depends on actual future share values. Market conditions and the efforts of our directors, senior executives and others to foster the future success of Rent-A-Center can influence those future share values.

Potential Realizable
Value at Assumed
	Number of				Annual Stock Price
	Securities	% of Total			Appreciation for
	Underlying	Granted in			Option Term(1)
	Options	Fiscal	Exercise	Expiration
Name	Granted	2003	Price(2)	Date	5%	10%

Mark E. Speese	—	—	—	—	—	—
Mitchell E. Fadel	—	—	—	—	—	—
Dana F. Goble	—	—	—	—	—	—
Robert D. Davis	—	—	—	—	—	—
Christopher A. Korst	—	—	—	—	—	—
Anthony M. Doll	25,000	1.87%	$29.77	7/1/2013	$468,055	$1,186,143
Richard Lillard	—	—	—	—	—	—

(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	The exercise price was fixed at the date of the grant and represented the fair value per share of Common Stock on such date.

2003 Option Holdings:	The following table contains the number of shares received and the dollar value realized upon the exercise of options by our named executive officers during 2003, as well as values for “in the money” options, meaning a positive spread between the year-end share price of $30.00 and the exercise price for the options held by our named executive officers. These values have not been, and might never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR END OPTION VALUES

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at Fiscal Year End		At Fiscal Year End
	on	Value	Exercisable(E)/		Exercisable(E)/
Name	Exercise	Realized	Unexercisable(U)		Unexercisable(U)(1)

Mark E. Speese	—	N/A	147,500(E)	375,000(U)	$2,831,312(E)	$7,351,500(U)
Mitchell E. Fadel	—	N/A	228,125(E)	146,875(U)	$4,714,065(E)	$2,910,967(U)
Dana F. Goble	—	N/A	81,250(E)	31,250(U)	$1,609,500(E)	$612,625(U)
Robert D. Davis	—	N/A	60,157(E)	50,000(U)	$1,198,496(E)	$980,200(U)
Christopher A. Korst	6,250	$54,700	18,750(E)	100,000(U)	$215,625(E)	$1,150,000(U)
Anthony M. Doll	6,250	$113,072	15,625(E)	37,500(U)	$313,397(E)	$250,850(U)
Richard Lillard	2,500	$51,190	28,750(E)	18,750(U)	$513,800(E)	$316,925(U)

(1)	The closing market price of our Common Stock on December 31, 2003 of $30.00, as reported on the Nasdaq National Market of the Nasdaq Stock Market, Inc., was used in the calculation to determine the value of unexercised options.

Stock Option Plans:	We have one stock option plan, entitled the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan. The Long-Term Incentive Plan is for the benefit of certain key employees, consultants and directors, and has been approved by our stockholders. The Long-Term Incentive Plan provides the Board of Directors broad discretion in creating equity incentives. Under the Long-Term Incentive Plan, 14,562,865 shares of our Common Stock were available for issuance under stock options, stock appreciation rights or restricted stock grants. Options granted to employees under the Long-Term Incentive Plan generally become exercisable over a period of one to four years from the date of grant and may be exercised up to a maximum of ten years from date of grant. Options granted to directors are exercisable immediately. There have been no grants of stock appreciation rights and all options have been granted with fixed prices.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

The following table sets forth the number of options issued to each of our named executive officers under the Long-Term Incentive Plan:

		Performance	Estimated Future Payouts under
		or other	non-stock
		period until	Price Based Plans
	Number	maturation
Name	of shares	or payout	Threshold	Target	Maximum

Mark E. Speese	—	—	—	—	—
Mitchell E. Fadel	—	—	—	—	—
Dana F. Goble	—	—	—	—	—
Robert D. Davis	—	—	—	—	—
Christopher A. Korst	—	—	—	—	—
Anthony M. Doll	25,000	2013	—	—	—
Richard Lillard	—	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning all equity compensation plans previously approved by the stockholders and all equity compensation plans not previously approved by the stockholders as of December 31, 2003. All securities underlying the options reflect the 5-for-2 split of our Common Stock in August 2003.

	Number of Securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under equity
Plan category	warrants and rights	warrants and rights	compensation plan(1)

Equity compensation plans approved by security holders	6,176,897	$15.78	4,522,686
Equity compensation plans not approved by security holders	—	—	—
Total	6,176,897	$15.78	4,522,686

(1)	Pursuant to the terms of the Long-Term Incentive Plan, when an optionee leaves our employ, unvested options granted to that employee terminate and become available for re-issuance. Vested options not exercised within 90 days from the date the optionee leaves our employ terminate and become available for re-issuance.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION

AND RELATED PARTY TRANSACTIONS

Intrust Bank:	J.V. Lentell, one of our directors, serves as Vice Chairman of the Board of Directors of Intrust Bank, N.A., one of our lenders. Intrust Bank, N.A. is a $12.0 million participant in our senior credit facility. We also maintain a $10.0 million revolving line of credit with Intrust Bank, N.A. Although from time to time we may draw funds from the revolving line of credit, no funds were advanced as of March 25, 2004. In addition, Intrust Bank, N.A. serves as trustee of our 401(k) plan. During 2003, we paid Intrust a total of $181,000 in fees in connection with banking services provided by them. In addition, Intrust received approximately $505,000 in compensation for services provided as trustee and administrator of our 401(k) plan.

Apollo Management IV, L.P.:	On August 5, 1998, affiliates of Apollo Management IV, L.P. purchased $250 million of our Preferred Stock. Apollo had voting control of 100% of our Preferred Stock, which gave them the right to elect two individuals to our Board. In addition, pursuant to the stockholders agreement we entered into with Apollo and Mr. Speese, Apollo had the right to designate a third individual for nomination as a director who was to be elected by all of our stockholders. Messrs. Berg and Copses currently serve as the two directors previously elected by the holders of our Preferred Stock and Mr. Jhawar serves as the director previously designated by Apollo under the stockholders agreement. Under the terms of the stockholders agreement, Apollo now has the right to designate two individuals for nomination as directors who are to be elected by our stockholders.

In connection with the issuance of our Preferred Stock, we entered into a registration rights agreement with Apollo, which, among other things, granted them two rights to request that their shares be registered. Apollo currently holds two rights to demand registration of their shares under this agreement.

Repurchase of Shares:	On April 25, 2003, we announced that we had entered into an agreement with Apollo which provided for the repurchase of the number of shares of our Common Stock sufficient to reduce Apollo’s aggregate record ownership to 19.00% after consummation of a planned tender offer at the price per share paid in the tender offer. On July 11, 2003, we closed this transaction by purchasing 774,547 shares of our Common Stock from Apollo (on a pre-split basis) at $73 per share (on a pre-split basis) for approximately $56.5 million.

On August 1, 2003, we agreed to purchase an additional 440,000 shares of our Common Stock (on a pre-split basis) at $73 per share (on a pre-split basis), 200,000 of which were repurchased from Mark E. Speese, our Chairman of the Board and Chief Executive Officer, 200,000 of which were repurchased from Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., and 40,000 of which were repurchased from Mitchell E. Fadel, our President and Chief Operating Officer.

Texas Capital Bank:	ColorTyme is a party to an agreement with Wells Fargo Foothill, Inc., who provides $50.0 million in aggregate financing to qualifying franchisees of ColorTyme. Under this agreement, the occurrence of certain events may result in ColorTyme succeeding to the rights of Wells Fargo Foothill under the debt agreements. An additional $15.0 million of financing is provided by Texas Capital Bank, National Association under an arrangement similar to the Wells Fargo Foothill financing. Mr. Speese is a passive investor in Texas Capital Bank, owning less than 1% of its outstanding equity. We guarantee the obligations of ColorTyme under these agreements up to a maximum amount of $65.0 million, of which $28.5 million was outstanding at March 25, 2004.

Committee Interlocks:	None of our executive officers served as a member of the compensation or similar committee or as a member of the Board of Directors of any other entity of which an executive officer served on the Compensation Committee or Board of Directors of Rent-A-Center.

OTHER BUSINESS

The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this notice and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

INDEPENDENT PUBLIC ACCOUNTANT INFORMATION

Grant Thornton LLP served as our independent accounting firm for the 2002 and 2003 fiscal years. We paid the following fees to Grant Thornton for professional and other services rendered by them during fiscal 2002 and 2003:

	2003	2002

Audit Fees(1)	$348,645	$278,893
Audit-Related Fees(2)	$68,768	$38,010
Tax Fees(3)	$247,496	$52,438
All Other Fees(4)	$70,500	$51,500

(1)	Represents fees for audits and assistance with and review of our SEC filings and other audit-related matters.

(2)	Represents fees for attending Audit Committee meetings, due diligence related to acquisitions and accounting consultation services.

(3)	Represents fees for domestic tax planning services of $52,438 in 2002 and $53,496 in 2003, and fees for international tax planning of $194,000 in 2003.

(4)	Represents fees of $51,500 for fiscal 2002 for the filing of a Registration Statement with the SEC and fees of $70,500 in 2003 for services related to our recapitalization.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent auditors, and accordingly, in 2003 all services provided by and all fees paid to Grant Thornton were pre-approved by the Audit Committee. The Audit Committee of the Board has considered whether Grant Thornton’s provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Grant Thornton’s independence.

Representatives of Grant Thornton LLP, the Company’s independent certified public accountants for the fiscal year ended December 31, 2003, will attend the annual stockholders meeting and be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

The Audit Committee of the Board has not appointed an independent public accounting firm for the 2004 fiscal year. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which independent public accounting firm to engage to perform our annual audit each year.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 with management and the independent auditors. In discharging its responsibilities, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are not employees of the Company, and, although our Board has determined each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules, none of the members of the Audit Committee represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Peter P. Copses, Chairman
Mary Elizabeth Burton
J.V. Lentell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares of Common Stock, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2003 were timely made, except Anthony M. Doll, one of our Executive Vice Presidents of Operations, inadvertently failed to file a Form 4 during 2003. Mr. Doll subsequently filed a late Form 4 during 2004.

RENT-A-CENTER STOCK OWNERSHIP

The following table lists our stock ownership for our directors, our named executive officers, and our known 5% stockholders. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of March 25, 2004. All ownership of our Common Stock reflects the 5-for-2 split of our Common Stock effected in August 2003.

	Shares of			Shares of Series C
	Common Stock			Preferred Stock
	Beneficially Owned			Beneficially Owned

Name and Address of			Percent		Percent
Beneficial Owner	Number		of Class	Number	of Class

Mark E. Speese	2,589,580	(1)	3.17%	—	—
Mitchell E. Fadel	237,043	(2)	*	—	—
Dana F. Goble	83,322	(3)	*	—	—
Robert D. Davis	2,341	(4)	*	—	—
Christopher A. Korst	93,750	(5)	*	—	—
Anthony M. Doll	17,344	(6)	*	—	—
J.V. Lentell	60,000	(7)	*	—	—
Mary Elizabeth Burton	27,500	(8)	*	—	—
Laurence M. Berg(9)	67,500	(11)	*	—	—
Peter P. Copses(9)	67,500	(11)	*	—	—
Andrew S. Jhawar(9)	40,000	(12)	*	—	—
Apollo(10)	9,318,749		11.5%	2	100.0%
Putnam, LLC(13)	7,132,989		8.8%	—	—
Wasatch Advisors, Inc.(14)	6,242,361		7.7%	—	—
Kayne Anderson Rudnick Investment Management, LLC(15)	4,650,969		5.66%	—	—
All executive officers and directors as a group (11 total)	3,285,880	(16)	3.97%	—	—

*	Less than 1%.

(1)	Includes (A) 1,731,772 shares held directly by Mr. Speese, (B) 147,500 shares underlying stock options which are currently exercisable, (C) 57,030 shares held by the Jessica Elizabeth Speese 2000 Remainder Trust, a trust organized under the laws of the State of Texas, of which Stephen F. Elken is the trustee, (D) 57,030 shares held by the Allison Rebecca Speese 2000 Remainder Trust, a trust organized under the laws of the State of Texas, of which Stephen F. Elken is the trustee, (E) 57,030 shares held by the Andrew Michael Speese 2000 Remainder Trust, a trust organized under the laws of the State of Texas, (F) 539,218 shares held by his spouse, Carolyn Speese, and (G) 4,500 held by his children. Mr. Speese disclaims beneficial ownership of the 4,500 shares held by his children.

(2)	Includes (A) 228,125 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, (B) 5,093 shares held pursuant to the Company’s 401(k) Plan, and (C) 3,825 shares held in a personal IRA account.

(3)	Includes (A) 81,250 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, and (B) 2,072 shares held pursuant to the Company’s 401(k) Plan.

(4)	All shares held pursuant to the Company’s 401(k) Plan.

(5)	Includes (A) 93,750 shares issuable pursuant to options granted under the Long-Term Incentive Plan, 18,750 of which are currently exercisable and 75,000 of which may become exercisable within 60 days, and (B) 359 shares held pursuant to the Company’s 401(k) Plan.

(6)	Includes (A) 15,625 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, and (B) 1,719 shares held pursuant to the Company’s 401(k) Plan.

(7)	Includes 60,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(8)	Includes 27,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(9)	Messrs. Berg, Copses and Jhawar are Partners of Apollo Management, L.P. Accordingly, each of Messrs. Berg, Copses and Jhawar may be deemed to beneficially own shares owned by Apollo. Messrs. Berg, Copses and Jhawar each disclaim beneficial ownership with respect to any such shares owned by Apollo.

(10)	The address of Apollo is 10250 Constellation Blvd., Suite 2900, Los Angeles, CA 90067. Of the 9,318,749 shares of Common Stock beneficially owned by Apollo, 180 shares represent the shares of Common Stock into which the Preferred Stock is convertible. Apollo owns two shares of our Preferred Stock, which represent 100% of the outstanding shares of our Preferred Stock.

(11)	Represents 67,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(12)	Represents 40,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(13)	The address of Putnam, LLC is 1 Post Office Sq. Boston, MA 02109.

(14)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111.

(15)	The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(16)	Includes 828,750 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

VOTING PROCEDURES/ REVOKING YOUR PROXY

Quorum:	For purposes of electing our directors, approving the proposed amendment to our Certificate of Incorporation and for all other purposes, the holders of a majority of the votes entitled to vote at this year’s annual stockholders meeting, including the votes entitled to vote held by the holders of our Preferred Stock, present in person or by proxy, will constitute a quorum.

Votes Required to Approve a Proposal:	To be elected, directors must receive a plurality of the shares voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. To approve the amendment to our Certificate of Incorporation, a majority of the outstanding stock entitled to vote must vote in favor of such amendment, provided a quorum exists. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

Shares Outstanding and Number of Votes:	On the Record Date, there were 80,266,389 shares of our Common Stock outstanding. Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were two shares of Preferred Stock outstanding. The holders of our Preferred Stock were entitled to convert their two shares of Preferred Stock into 180 shares of our Common Stock, and thus are entitled to 180 votes.

Abstentions and Broker Non-Votes:	Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of our directors.
Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists, but will have no effect on the outcome of the election of our directors.

How the Proxies Will be Voted:	The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

How You May Revoke Your Proxy:	You may revoke your proxy by:

• Delivering a signed, written revocation letter, dated later than the proxy, to David M. Glasgow, Corporate Secretary, at 5700 Tennyson Parkway, Third Floor, Plano, Texas 75024;
• Delivering a signed proxy, dated later than the first one, to Mellon Investor Services LLC, 600 Willow Tree Road, Leonia, NJ 07605, Attn: Norma Cianfaglione; or
• Attending the meeting and voting in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:	Our employees will solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

Dates for Submission of Stockholders’ Proposals:	From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals in accordance with Article 1, Section 9 of our Bylaws, in addition to meeting other legal requirements. We must receive proposals for the 2005 annual stockholders meeting no later than December 23, 2004 for possible inclusion in the proxy statement, or prior to February 18, 2005 for possible consideration at the meeting, which is expected to take place on May 18, 2005. Direct any proposals, as well as related questions, to the undersigned.

ANNUAL REPORT ON FORM 10-K

You may obtain a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission, without charge, by submitting a written request to:

David M. Glasgow, Corporate Secretary
Rent-A-Center, Inc.
5700 Tennyson Parkway, Third Floor
Plano, Texas 75024.

You may also obtain our SEC filings from our website address at www.rentacenter.com and from the SEC’s website address at www.sec.gov.

By order of the Board of Directors,

David M. Glasgow
Corporate Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Appendix “A”

CHARTER

OF THE
AUDIT COMMITTEE
OF
RENT-A-CENTER, INC.

PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or the public; (ii) the Company’s systems of controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (iii) the independent auditors’ qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditors; and (v) the efficacy and efficiency of the Company’s auditing, accounting and financial reporting processes generally. The Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system;

•	assume direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors; and

•	provide an open avenue of communication among the Company’s independent auditors, financial and senior management and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in the Section entitled “Responsibilities and Duties.”

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to any advisors engaged or employed by the Committee as well as for ordinary administration expenses of the Committee that are necessary or appropriate for carrying out its duties.

COMPOSITION OF THE AUDIT COMMITTEE

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence, experience and qualification requirements of The Nasdaq Stock Market, Inc. (including, without limitation, the financial literacy requirements), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Accordingly, none of the members of the Committee shall accept, directly or indirectly, any fees from the Company, except for fees for services as a director and member of the Committee or any other Board committee. In addition, at least one member of the Committee shall be, in the sole determination of the Board, a “financial expert” in compliance with the criteria established by Commission and other relevant regulations.

No member of the Committee may serve on the audit committee of more than two other public companies.

MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines, but not less frequently than quarterly. All such meetings may be conducted in person or telephonically. As part of its role to foster open communication, the Committee should meet periodically with management, the Company’s internal auditors and the independent auditors in separate executive sessions. In addition, the Committee shall meet quarterly with the Company’s independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as quarterly earnings releases. The Company shall provide the Committee with the applicable financial data sufficiently in advance of such meetings to facilitate such review. The Committee may request any officer or employee of the Company (including without limitation, the Director of Internal Audit), the Company’s outside counsel or its independent auditors to attend meetings of the Committee or to meet with any members of, or consultants to, the Company.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

Documents/ Reports Review

1.	Review, update and assess the adequacy of this Charter periodically, but at least annually, as conditions dictate, and recommend any proposed changes to the Board for its approval.

2.	Review and discuss the annual audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements.

3.	Report to the Board whether, based on such reviews and discussions, the Committee recommends to the Board that the audited financial statements be included in the Company’s Form 10-K to be filed with the Commission.

4.	Review with management and the Company’s independent auditors the Company’s Form 10-Q prior to its filing.

5.	Review earnings press releases with management, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts.

6.	Prepare annually the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

7.	Report regularly to the Board on the matters discussed at the meetings of the Committee, including the actions taken by the Committee at such meetings.

Independent Auditors

8.	Be directly responsible for the appointment, compensation, retention and oversight of the work performed by the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s independent auditors shall report directly to the Committee, and the Company shall provide the Committee appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, to compensate the independent auditors. The Committee shall have sole authority to appoint or replace the independent auditors and to approve all engagement fees and terms.

9.	Discuss with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Hold timely discussions with the independent auditors regarding:

•	critical accounting estimates, policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditors;

•	other material written communication between the Company’s independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the independent auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

11.	Review and pre-approve both audit and all permissible non-audit services to be provided by the independent auditors, other then the de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

12.	Obtain and review a report from the Company’s independent auditors at least annually regarding:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or private sector regulatory boards within the preceding five years respecting one or more independent audits carried out by the firm; and

•	any steps taken to deal with any such issues.

13.	Evaluate the qualifications, performance and independence of the Company’s independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence. The Committee shall obtain from the Company’s independent auditors a formal written statement delineating all relationships between the Company’s independent auditors and the Company, consistent with Independence Standards Board Standard 1, and engage in a dialogue with the Company’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Company’s independent auditors.

14.	Review and evaluate the performance of the lead partner of the Company’s independent auditor team and ensure the rotation of the audit engagement team as required by law or such shorter period as may be determined by the Committee.

15.	Establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

Financial Reporting Processes and Accounting Principles

16.	In consultation with the Company’s independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external. The Committee shall coordinate the Board’s oversight of the Company’s internal accounting systems and controls.

17.	Review with management and the independent auditors significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements and significant changes in the Company’s selection or application of accounting principles.

18.	Review with management and the Company’s independent auditors the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

Internal Audit

19.	Review and advise on the selection and removal of the Director of Internal Audit, who shall report directly to the Committee no less frequently than quarterly. A portion of such report shall be conducted in executive session outside the presence of Company management.

20.	Review and make recommendations to Company management regarding the internal audit department’s responsibilities, budget and staffing.

21.	Review summaries of all internal audit reports prepared by the internal audit department (including management’s responses) and any other significant findings stemming from internal audit activities.

22.	Be apprised by the Company’s Director of Internal Audit of any significant difficulties, disagreements with management or scope restrictions encountered in the course of the internal audit department’s work.

23.	Make a recommendation to the Board, on an annual basis, concerning the compensation to be paid to the Director of Internal Audit after receipt from Company management of such input concerning such compensation as the Committee deems appropriate. The Board shall make the final determination of the compensation to be paid to the Director of Internal Audit.

Compliance Oversight and Other Responsibilities

24.	Establish policies and procedures for the submission of complaints and concerns about accounting, internal accounting controls and auditing matters, including procedures for the receipt, retention, and treatment of complaints and the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters.

25.	Oversee the Company’s disclosure controls and procedures and the implementation of, and compliance with, the Company’s Code of Ethics.

26.	Receive and review the reports of the Company’s Chief Executive Officer and Chief Financial Officer required by Section 302 of Sarbanes-Oxley and Rule 13a-14 of the Exchange Act.

27.	Determine whether management has a proper review system in place to determine that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

28.	Discuss with management the Company’s major financial risk areas and the steps taken by management to monitor and control such areas, including the Company’s guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

29.	Discuss with the Company’s independent auditors whether Section 10A(b) of the Exchange Act concerning awareness of illegal acts pertaining to the Company has been implicated.

30.	Perform such other duties as may be delegated to the Committee by the Board from time to time.

LIMITATION OF COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Approved by the Board of Directors on May 21, 2003, superseding the Charter of the Audit Committee previously approved on May 16, 2000.

RENT-A-CENTER, INC.
5700 TENNYSON PARKWAY, FOURTH FLOOR
PLANO, TEXAS 75024
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

COMMON STOCK

     The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Common Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A-Center, Inc. to be held on May 19, 2004 and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS, “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE
1. ELECTION OF CLASS I DIRECTORS as set forth in the accompanying proxy statement.		2. Approve the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, authorized to be issued from 125,000,000 to 250,000,000.			3. In their discretion, upon such other business as may properly come before the meeting.

FOR the nominees listed below ☐	WITHHOLD AUTHORITY to vote for the nominees listed below ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐	I PLAN TO ATTEND ☐

01 Mitchell E. Fadel 02 Peter P. Copses 03 Mary Elizabeth Burton					The undersigned(s) acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and the proxy statement accompanying the same.

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)					Dated: ________________________, 2004
Signature

Signature if held jointly

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

FOLD AND DETACH HERE

RENT-A-CENTER, INC.
5700 TENNYSON PARKWAY, FOURTH FLOOR
PLANO, TEXAS 75024
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

SERIES C PREFERRED STOCK

     The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Series C Preferred Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A-Center, Inc. to be held on May 19, 2004 and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS, “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE
1. ELECTION OF CLASS I DIRECTORS as set forth in the accompanying proxy statement.		2. Approve the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, authorized to be issued from 125,000,000 to 250,000,000.			3. In their discretion, upon such other business as may properly come before the meeting.

FOR the nominees listed below ☐	WITHHOLD AUTHORITY to vote for the nominees listed below ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐	I PLAN TO ATTEND ☐

01 Mitchell E. Fadel 02 Peter P. Copses 03 Mary Elizabeth Burton					The undersigned(s) acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and the proxy statement accompanying the same.

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)					Dated: ________________________, 2004
Signature

Signature if held jointly

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

FOLD AND DETACH HERE